BDO Limited
Certified Public Accountants
德豪會計師事務所有限公司

25th Floor Wing On Centre
111 Connaught Road Central
Hong Kong
Telephone : (852) 2541 5041
Facsimile : (852) 2815 2239

香港干諾道中111號
永安中心25樓
電話：(852) 2541 5041
傳真：(852) 2815 2239

Consent of Independent Registered Public Accounting Firm

The Board of Directors
China-Biotics, Inc.
No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People's Republic of China

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (post-Effective Amendment No. 1 to Form S-1) of our reports dated July 14, 2009 relating to the consolidated financial statements and schedule of China-Biotics, Inc., which are contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Ltd

BDO Limited
Certified Public Accountants

Hong Kong, January 29, 2010